Exhibit 99.1

ILUVIEN(r) FAME(tm) Study: Fluocinolone Acetonide in Diabetic Macular Edema 36-Month Results^Single Insert Outcomes

Financial Disclosures Consultant /Speaker: Alcon, Allergen, Genentech-Roche, Pfizer, NovartisConsultant : Regeneron, Thrombogenics, iCo, AlimeraRetina Vitreous Associates has performed and received compensation for doing research for Alcon, Allergen, Genentech, Regeneron, Ophthotec, Novartis, GSKI have no equity interest, and have received no funding for this lecture

STATUS I will be discussing the off label use of an extended release fluocinolone acetonide implant

Nonbioerodible cylindrical tube; 3.5 mm long, 0.37 mm in diameterInjected through a self-sealing wound via 25-gauge proprietary inserter Two doses studied; 0.2 µg and 0.5 µg of fluocinolone acetonide (FAc) per day ILUVIEN Drug Delivery Insert ILUVIEN(r) is a registered trademark of Alimera Sciences.ILUVIEN is an investigational drug, currently under review by several health authorities worldwide.

0 6 12 18 24 30 36 ILUVIEN 0.2 µg/d FAc (n = 376) 0.5 µg/d FAc (n = 395) Control: sham injection (n = 185) FAME Study Design Additional laser therapy allowed after week 6a Retreatment any time after month 12 (if eligibleb) Study ends N = 956Randomization 2:2:1 Primary readout Patients with DME and:^ 1 previous laser trxBCVA ^ 19 and ^ 68 lettersTD-OCT center point ^ 250 ^m Month: BCVA, best corrected visual acuity; DME, diabetic macular edema; TD- OCT, time domain optical coherence tomography. a At masked investigator's discretion. b If BCVA loss ^ 5 letters or retinal thickening ^ 50 µm from best reading in previous 12 months. Campochiaro P, et al. Ophthalmology. 2011;118:626-635.

(CHART) Months Patients, % 28.7% 18.9% P = .018 Primary readout 28.7% 16.2% P = .002 Percentage of Patients With ^ 15-Letter Improvement Over Baseline Campochiaro P, et al. Ophthalmology. 2011;118:626-635.Alimera Sciences. Data on File.

Cataract-Related Events Cataract-Related Events AE, adverse event; IOP, intraocular pressure. a Phakic patients only.b For a minimum of 7 days. Subjects, %(Study Eye) Control(n = 185) 0.2 µg/d FAc (n = 375) 0.5 µg/d FAc(n = 393) IOP > 30 mm Hg 4.3 18.4 22.9 Any IOP-lowering medsb 14.1 38.4 47.3 Trabeculoplasty 0.0 1.3 2.5 Incisional IOP-lowering surgery 0.5 4.8 8.1 IOP-Related Events Campochiaro P, et al. Ophthalmology. 2011;118:626-635.

ILUVIEN Single-Insert Efficacy

Study, Laser, and Off-Protocol Treatments Control(n = 185) 0.2 µg/d FAc(n = 376) 0.5 µg/d FAc(n = 395) Study treatments (sham injection or ILUVIEN insert) Study treatments (sham injection or ILUVIEN insert) Study treatments (sham injection or ILUVIEN insert) Study treatments (sham injection or ILUVIEN insert) 1 treatment, % 71.4 74.4 70.7 2 treatments, % 23.8 21.6 23.2 ^ 3 treatments, % 4.8 4.0 6.1 Rescue laser treatments (at masked physician's discretion after week 6) Rescue laser treatments (at masked physician's discretion after week 6) Rescue laser treatments (at masked physician's discretion after week 6) Rescue laser treatments (at masked physician's discretion after week 6) Patients, % (n) 62.2(115) 41.5(156) 39.7(157) P value - .002 < .001 Off-protocol treatments (IVTA, bevacizumab, or ranibizumab) Off-protocol treatments (IVTA, bevacizumab, or ranibizumab) Off-protocol treatments (IVTA, bevacizumab, or ranibizumab) Off-protocol treatments (IVTA, bevacizumab, or ranibizumab) Patients, % (n) 33.0(61) 15.2(57) 16.2(64) P value < .001 < .001 Data on file. Alimera Sciences. IVTA, intravitreal triamcinolone acetonide.

(CHART) Months Patients, % 28.7% Percentage of Patients With ^ 15-Letter Improvement Over Baseline, 0.2 ^g/d FAc 36.7% 38.3% 43.1%

ILUVIEN Single-Insert IOP Changes

Relationship Between Aqueous Concentration of FAc and Mean IOP in Patients Receiving a Single 0.5 ^g/d FAc Insert FAc Concentration +- SEM, ng/mL Months (CHART) (CHART) Months IOP, mm Hg FAc Concentration in Human Aqueous Humor Mean Change From Baseline IOP Data on file. Alimera Sciences.

Reversibility of IOP Changes: Patient Case Reversibility of IOP Changes: Patient Case FAc insert removed IOP, mm Hg Days 25 days

(CHART) Months IOP, mm Hg Mean Change from Baseline IOP in Study Eye in Patients With 1 Insert Data on file. Alimera Sciences.

Time to First IOP-Lowering Medication With Single Study Treatment Exposure Single Study Treatment Exposure Single Study Treatment Exposure Only patients who required IOP-lowering medication. Months From Initial Treatment Patients, %

IOP-Lowering Medications With a Single Study Treatment Exposure, by Year Patients, % (CHART) Years After First Study Treatment Number of IOP-lowering medications 1 New and ongoing IOP-lowering medications by year. 2 3

IOP-Related Events With Single Study Treatment Exposure by Year, Study Eye Patients, % (CHART) Year 1 2 3 New reports by year.

15-Letter Gain in BCVA at Months 33 and 36 Based on IOP Status Patients, % n = 118 202 200 6 55 68 Data on file. Alimera Sciences. Month 33 Month 36 n = 119 215 209 7 55 67

Conclusions

- ILUVIEN significantly increases the percentage of patients who achieve 3-line or greater improvement in BCVA in a DME population previously treated with at least one laser with center-involved edema
- Approximately three-fourths of these patients were able to achieve significant visual benefit with a single insert over 3 years
- Concomitant administration of laser or intravitreally administered therapies was performed in patients with more severe disease and was well tolerated
- ILUVIEN was associated with an increase in IOP
    - Changes in IOP appear to be reversible and consistent with the reduction in aqueous concentration of FAc as the insert depletes over time
    - A majority of patients were controlled with topical medications or laser trabeculoplasty, based on a quarterly visit schedule
    - Removal of the implant seems to allow the IOP to return to normal levels

Acknowledgments

I want to thank the following

The FAME Study Group

- The 956 patients and their caregivers who participated in the study
- 101 sites, investigators, coordinators and staff in North America, Europe, and India
- Wisconsin Fundus Photograph Reading Center
- Bernie McCary - Endothelial Cell Count Reading Center
- CROs: Chiltern, EMMES, SIRO, Covance
- Alimera Sciences, Inc
- pSivida Corp